POWER OF ATTORNEY

        The undersigned, John M. Nehra (the "Filer"), hereby constitutes and appoints each of James K. Hilger, Kathleen A. Waters, Arturo Sida and Lisa H. Kwon, any of them signing singly and with full power of substitution, as Filer's true and lawful attorneys-in-fact (each hereinafter referred to as "Attorney-in-Fact") to:

         1. prepare, execute in Filer's name and behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID application, including any amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling Filer to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

        2. execute for and on behalf of Filer, in Filer's capacity as a member of the Board of Directors and/or an executive officer of DaVita Inc. (the "Company"), Forms 3, 4 and 5, including any amendments thereto (the "Forms"), in accordance with the Exchange Act, or any rule or regulation of the SEC;

        3. do and perform any and all acts for and on behalf of Filer which may be necessary or desirable to complete the execution of any Forms, and timely file them with the SEC and any stock exchange or similar authority; and

        4. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of the Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, Filer, it being understood that the documents executed by such Attorney-in-Fact on behalf of Filer pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in their discretion.

        The undersigned hereby grants to Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Filer might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorney-in-Fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

        Filer acknowledges that Attorney-in-Fact, in serving in such capacity at the request of Filer, is not assuming any of Filer's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall be effective on the date set forth below and shall continue in full force and effect until the date on which Filer is no longer required to file Forms 3, 4 and 5 with respect to Filer's holdings of and transactions in securities issued by the Company, unless earlier revoked by Filer in a signed writing delivered to Attorney-in-Fact.

        IN WITNESS WHEREOF, Filer has caused this Power of
Attorney to be executed as of the 2nd day of September, 2016.

                                          /s/    John M. Nehra
                                          -------------------
                                                 John M. Nehra